================================================================================

                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



         DATE OF REPORT (Date of earliest event reported): APRIL 3, 2003



                               INPUT/OUTPUT, INC.
             (Exact name of registrant as specified in its charter)



         DELAWARE                  1-13402               22-2286646
      (State or other         (Commission File         (IRS Employer
       jurisdiction                Number)          Identification No.)
     of incorporation)

              12300 PARC CREST DR.                         77477
                  STAFFORD, TX                           (Zip Code)
    (Address of principal executive offices)


       Registrant's telephone number, including area code: (281) 933-3339

================================================================================

ITEM 5. OTHER EVENTS.

      On April 3, 2003, Input/Output, Inc. (the "Company") announced the completion of its previously announced transaction to invest $3.0 million in Series B Preferred securities of Energy Virtual Partners, LP and its affiliated corporation (together, "EVP"). The purchase price for the securities was determined pursuant to arms-length negotiations between the parties.

      EVP is a company formed in 2001 that provides asset management services to large oil and gas companies to enhance the value of their oil and gas properties. As of April 3, 2003, the Company owns approximately 22% of the outstanding ownership interests of EVP and 11% of the outstanding voting interest in EVP.

      Robert P. Peebler, the President and Chief Executive Officer of the Company and a director of the Company, is currently the Chairman of EVP and owns 21% of the outstanding voting interest in EVP. Mr. Peebler founded EVP in April 2001 and, prior to his employment with the Company, Mr. Peebler was President and Chief Executive Officer of EVP. Pursuant to his Employment Agreement with the Company, Mr. Peebler is permitted to devote up to 20% of his time to EVP.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2003

                                    Input/Output, Inc.
                                    (Registrant)




                                    By: /s/ Brad Eastman
                                        --------------------------------------
                                    Name:   Brad Eastman
                                    Title:  Chief Administrative Officer



                                      -3-